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                                                                    EXHIBIT 23.3



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements of Pillowtex Corporation (Form S-8 Nos. 33-65408, 33-84624, 33-81478 and 333-39191) of our report dated January 31, 1997, with respect to the consolidated financial statements of Fieldcrest Cannon, Inc. for the year ended December 31, 1996 included in the Annual Report (Form 10-K) for Pillowtex Corporation for the year ended January 3, 1998.


                                                 /s/ ERNST & YOUNG LLP

                                                 Ernst & Young LLP


Greensboro, North Carolina
April 2, 1998